Exhibit 99.1

Benefitfocus, Inc. 843-284-1052 ext. 3527 pr@benefitfocus.com

Benefitfocus Announces New Additions to Executive Leadership Team

Strengthens executive leadership team with the addition of new Executive Vice President of Global Sales and Chief Financial Officer

Charleston, S.C. – July 17, 2017 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits management software, today announced that Robert Dahdah has been appointed to the newly created role of Executive Vice President of Global Sales and that Jonathon E. Dussault will join the company as Chief Financial Officer on August 14, 2017. Both Mr. Dahdah and Mr. Dussault bring extensive leadership experience to Benefitfocus as the company continues to expand its client base, introduce new solutions and simplify benefits management for employers, insurance carriers, brokers and employees.

“We’re thrilled to welcome Robert and Jonathon to the executive team,” said Benefitfocus Co-Founder and Chief Executive Officer, Shawn Jenkins. “Our market opportunity is massive and we’re excited to add such talented leaders as Robert and Jonathon to our company as we leverage their deep experience to grow our vibrant customer community.”

Mr. Dahdah brings to Benefitfocus over 20 years of experience in the Software as a Service, human capital management technology, and payroll sectors. As Executive Vice President of Global Sales, he will be responsible for designing the company’s overall sales strategy and leading the company’s sales teams. Mr. Dahdah joins Benefitfocus from Verizon Telematics, Inc., one of the world’s largest SaaS IoT providers, where he served as Senior Vice President, Global Sales. Prior to that, Mr. Dahdah served in multiple roles at Automatic Data Processing, Inc. (NASDAQ: ADP), most recently as its Senior Vice President, Sales - Global Enterprise Solutions International, where he led sales and distribution for over 100 countries outside of the United States. During his tenure with the company he also led the global sales operations team. Mr. Dahdah holds a B.S. in marketing management from Syracuse University.

Mr. Dussault brings to Benefitfocus extensive strategic and financial leadership experience in the benefits technology sector. Most recently, he served as Senior Vice President and Senior Finance Officer of WEX Health, Inc. (formerly Evolution1, Inc.), a leading provider of cloud-based Health Savings Account technology and payment solutions for the healthcare industry and a subsidiary of global payments processing company, WEX Inc. (NYSE: WEX). Prior to that, Mr. Dussault served in multiple roles at Evolution1, most recently as Chief Financial Officer, until its acquisition by WEX. Earlier in his career, Mr. Dussault was Vice President of Corporate Development at Women’s Health USA and was responsible for financial planning and analysis at Open Solutions, Inc. Mr. Dussault began his career at Arthur Andersen LLP. He holds a B.S. in accounting from Babson College and earned his CPA certification in Massachusetts.

About Benefitfocus
Benefitfocus (NASDAQ: BNFT) provides a leading cloud-based benefits management platform that simplifies how organizations and individuals shop for, enroll in, manage and exchange benefits. Every day, leading employers, insurance companies and the consumers they serve rely on our platform to manage, scale and exchange benefits data seamlessly. In an increasingly complex benefits landscape, we bring order to chaos so our clients and their employees have access to better information, make better decisions and lead better lives. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to maintain our culture and recruit and retain qualified personnel; reliance on key personnel; management of growth; our ability to adequately and effectively expand our direct sales force; changes in government regulations; the immature and volatile nature of the market for our products and services and other factors that could impact our anticipated growth; fluctuations in our financial results; our ability to develop and maintain adequate financial controls; general economic risks; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our investor relations department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.